UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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PAINCARE HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAINCARE HOLDINGS, INC.

1030 NORTH ORANGE AVENUE

SUITE 105

ORLANDO, FL 32801

October 3, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of PainCare Holdings, Inc., to be held on Friday, October 26, 2007 at 9:00 a.m., local time, at Grand Bohemian, 325 South Orange Avenue, Orlando, FL 32801.

The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

We hope that you can attend the 2007 Annual Meeting of Stockholders. Your interest and support in the affairs of PainCare Holdings, Inc. are appreciated.

Sincerely,

/s/ RANDY LUBINSKY
Randy Lubinsky
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign, and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. Instructions on voting by Internet, telephone or mail are shown on the Proxy Card. You may vote in person if you so desire even if you have previously sent in your proxy. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.

PAINCARE HOLDINGS, INC.

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FL 32801

(407) 367-0944

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 26, 2007

To the Stockholders of PainCare Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PainCare Holdings, Inc., a Florida corporation (the “Company”), will be held at Grand Bohemian, 325 South Orange Avenue, Orlando, FL 32801 at 9:00 a.m., local time on October 26, 2007, for the following purposes:

1. To elect directors to each serve until the next Annual Meeting of Stockholders of the Company and until their successors have been duly elected and qualified;

2. To ratify the appointment of Brimmer, Burek & Keelan LLP as independent auditors for the Company for the year ending December 31, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 3, 2007, are entitled to notice of and to vote at the meeting, or any adjournment thereof. A complete list of such stockholders will be available for examination at the offices of the Company in Orlando, Florida for ten business days prior to the meeting.

Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy with the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038 before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting, 1030 North Orange Avenue, Suite 105, Orlando, FL 32801, prior to the commencement thereof. Instructions for voting by Internet or telephone are shown on the Proxy Card. Stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary. A Proxy may be revoked by a shareholder at any time before the effective exercise thereof.

Also enclosed are copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, without exhibits, filed with the SEC on April 2, 2007, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 28, 2007.

Orlando, Florida October 3, 2007	BY ORDER OF THE BOARD OF DIRECTORS

/s/ RANDY LUBINSKY
Randy Lubinsky, Chief Executive Officer

THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

PAINCARE HOLDINGS, INC.

1030 North Orange Avenue, Suite 105

Orlando, Florida 32801

(407) 367-0944

PROXY STATEMENT FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting. This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PainCare Holdings, Inc., a Florida corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Grand Bohemian, 325 South Orange Avenue, Orlando, FL 32801, at 9:00 a.m., local time, on Friday, October 26, 2007, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company (the “Stockholders”) on or about October 5, 2007. All costs of soliciting proxies will be borne by the Company.

Proxy Card. A Proxy Card is enclosed for use at the Annual Meeting. Proxies that are properly completed, signed and received prior to the Annual Meeting will be voted in accordance with the instructions of the persons executing the same. Unless instructed to the contrary, the proxies will be voted FOR Proposal 1 and FOR Proposal 2 set forth in the Notice of the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, it is intended that the person named in the enclosed Proxy Card and acting thereunder will vote in accordance with his best judgment on such matters. A proxy may be revoked by a stockholder at any time before the effective exercise thereof by submitting a subsequently dated proxy or by appearing in person and voting at the Annual Meeting.

Voting by Telephone or Electronically. If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy Card. If your shares are held in “street name,” please check your Proxy Card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on October 25, 2007.

Record Dates. With respect to all proposals, the close of business on October 3, 2007, has been fixed as the record date (“Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 67,648,717 shares issued and outstanding, all of which are entitled to vote.

Quorum. The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the Record Date, is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other then an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

Voting Requirements. With respect to the election of directors, votes may be cast in favor of or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting. Any other matter that may be submitted to a vote of the stockholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

Abstentions and Broker Non-Votes. Abstentions and “broker or nominee non-votes” (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast for or against Proposal 1 and Proposal 2.

Default Voting. All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. If no direction is indicated, the shares will be voted FOR THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS AND FOR THE RATIFICATION OF BRIMMER, BUREK & KEELAN LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007. IF ANY OTHER BUSINESS COMES BEFORE THE STOCKHOLDERS FOR A VOTE AT THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE HOLDERS OF THE PROXY.

Tabulation of Votes. All votes will be tabulated by the inspector of elections (the “Inspector”) appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker “non-votes”, and determine the result for each proposal.

Revocation of Proxy. A shareholder that has given a proxy may revoke it before it is exercised, either in person, by mail or by messenger, by submitting a later dated proxy card to the Assistant Controller, at 1030 North orange Avenue, Suite 105, Orlando, Florida 32801, at least 48 hours prior to the date of the annual meeting. If the proxy was voted via the Internet or by telephone, the shareholder may revoke the proxy by entering a new vote via the Internet or telephone prior to the time that Internet and telephone voting closes. The shareholder giving the proxy may also revoke it by openly stating the revocation at the meeting or by voting at the meeting in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. ANY ATTEMPTED REVOCATIONS NOT MEETING THE ABOVE REQUIREMENTS WILL BE RULED INVALID.

ADDITIONAL MATERIALS

Included herewith please find a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, without exhibits, filed with the SEC on April 2, 2007, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the SEC on August 28, 2007. These documents do not form any part of the material for solicitation of proxies.

The Company will provide, without charge, a copy of the exhibits to its Form 10-K, upon written request to the Assistant Controller of the Company, at 1030 North Orange Avenue, Suite 105, Orlando, FL 32801; fax number (407) 367-0950.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of the common stock beneficially owned as of October 3, 2007, by (i) each person believed by PainCare to be the beneficial owner of more than 5% of the common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Beneficial ownership by the stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the common stock are owned both of record and beneficially, unless otherwise indicated. Unless otherwise indicated, the address of each of the listed beneficial owners is c/o PainCare Holdings, Inc., 1030 North Orange Avenue, Suite 105, Orlando, Florida 32801.

The holders listed below will have sole voting power and investment power over the shares beneficially held by them. The table below includes common shares subject to options, warrants and convertible notes that may be acquired within 60 days of October 3, 2007.

Beneficial Ownership (1) Name of Beneficial Owner	Shares	Percent	Current Position

Merrill Reuter, M.D. (2)	1,914,810	2.8%	Chairman of the Board, President-AOSF
Randy Lubinsky (3) (11)	3,351,970	4.8%	CEO and Director
Mark Szporka (4) (11)	3,299,871	4.7%	CFO and Director
Ronald Riewold (5)	2,350,000	3.4%	President and Director
Jay Rosen, M.D. (6)	455,000	*	Director
Arthur J. Hudson (7) (11)	600,000	*	Director
Robert Fusco (8)	150,000	*	Director
Thomas J. Crane (9)	59,000	*	Director
Aldo F. Berti, M.D. (10)	55,000	*	Director
All officers, directors, and affiliates as a group (9 persons)	12,235,651	16.3%

*	Less than 1.0%
(1)	Based on an aggregate of 67,648,717 shares of the Company’s common stock outstanding as of October 3, 2007.
(2)	Includes the impact of the merger on January 1, 2001 between the Company’s subsidiary, PainCare Acquisition Company I, Inc., and Advanced Orthopedics of South Florida, Inc., of which Dr. Reuter was a stockholder, at which time a trust controlled by Dr. Reuter received 1,850,000 shares of common stock and $1,239,000 in convertible debentures, which were paid in full in February of 2004. Dr. Reuter received 62,810 shares of common stock as partial consideration for the Company’s purchase of 50% of his ownership interest in the Lake Worth Surgical Center in May of 2005. In addition, Pamela Reuter, Dr. Reuter’s wife, owns 2,000 shares of our common stock.
(3)	Includes options issued pursuant to the Company’s stock option plans to acquire (i) 1,000,000 shares of common stock at $1.00 per share (ii) 900,000 shares of common stock at $1.93 per share; and (iii) 100,000 shares of common stock at $3.08 per share and (iv) 175,000 shares of common stock at $4.00 per share.
(4)	Includes options issued pursuant to the Company’s stock option plans to acquire (i) 1,000,000 shares of common at $1.00 per share (ii) 900,000 shares of common stock at $1.93 per share; and (iii) 100,000 shares of common stock at $3.08 per share and (iv) 175,000 shares of common stock at $4.00 per share.
(5)	Includes options issued pursuant to the Company’s stock option plans to acquire (i) 775,000 shares of common at $1.00 per share (ii) 475,000 shares of common stock at $3.02 per share; (iii) 775,000 shares of common stock at $1.90 per share; and (iv) 175,000 shares of common stock at $4.00 per share
(6)	Includes plan options to acquire (i) 200,000 shares of common stock at $0.05 per share; and (ii) 25,000 shares of common stock at $2.97 per share.
(7)	Includes plan options to acquire (i) 70,000 shares of common stock at $0.70 per share; (ii) 25,000 shares of common stock at $2.40 per share; and (iii) 25,000 shares of common stock at $2.97 per share.

(8)	Includes plan options to acquire (i) 70,000 shares of common stock at $0.70 per share; (ii) 25,000 shares of common stock at $2.40 per share and (iii) 25,000 shares of common stock at $2.97 per share.
(9)	Includes plan options to acquire (i) 25,000 shares of common stock at $2.97 per share.
(10)	Includes plan options to acquire (i) 25,000 shares of common stock at $2.97 per share.
(11)	Includes plan options to acquire 150,000 shares of common stock at $2.25 per share, which were granted and fully vested in accordance with a personal guarantee provided by each Messrs. Lubinsky, Szporka and Hudson with respect to the guarantee of a line of credit with Merrill Lynch Business Financial Services, Inc. This line of credit was subsequently closed in February of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The Company’s Board of Directors currently consists of nine members. The directors are elected annually by the stockholders of the Company. The Bylaws of the Company provide that the Board of Directors will determine the number of directors. The stockholders will elect nine directors for the coming year. All of the nominees presently serve as directors of the Company. All of the Company’s current directors are standing for reelection. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

THE BOARD OF DIRECTORS HAS NOMINATED THE BELOW-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

The name and age of each nominee, his principal occupation, and the period during which such person has served as a director is set forth below:

Name of Nominee	Age	First Became a Director of the Company	Office Held with Company
Merrill Reuter, M.D.	47	2002	Director and Chairman
Randy Lubinsky	54	2002	Director /CEO
Mark Szporka	51	2002	Director/CFO
Ron Riewold	60	2002	Director/President
Jay Rosen, M.D.	49	2002	Director
Arthur J. Hudson (1)(2)	56	2002	Director
Robert Fusco (1)	57	2002	Director
Thomas J. Crane (1)(2)	50	2004	Director
Aldo F. Berti, M.D. (2)	59	2004	Director

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.

Merrill Reuter, M.D. is the Company’s Chairman of the Board and is the President of Advanced Orthopaedics of South Florida, Inc. Dr. Reuter founded Advanced Orthopaedics of South Florida, Inc. in Lake Worth, Florida in 1992 and from that date until the present has served as its President and Medical Director. He received a BS degree from Tulane University in 1982 and a Masters in Medical Science and a Medical Degree from Brown University in 1986. Dr. Reuter completed his General Surgical Internship and Orthopedic Surgery Residency Training Program at the University of Texas Medical Branch in Galveston, Texas.

Randy Lubinsky, Chief Executive Officer and Director of the Company, joined the Company on August 1, 2000 and has over 25 years experience as a healthcare entrepreneur and investment banker. He has built businesses from the start-up phase in the healthcare and real estate industries. Mr. Lubinsky received a BA degree in finance from Florida International University.

Mark Szporka, Chief Financial Officer and Director of the Company joined the Company on August 1, 2000 and has in excess of 25 years experience as an investment banker, chief financial officer and strategic planner. Mr. Szporka received a MBA from the University of Michigan and a BBA from the University of Notre Dame. He is a Certified Public Accountant (non-active) in New York.

Ronald L. Riewold is a Director and has been the Company’s President since February 2003. Previously Mr. Riewold served in various capacities for American Enterprise Solutions, Inc., a healthcare delivery system and internet utility located in Tampa, Florida, including consultant, Executive Vice President, President and Chief Operating Officer. Mr. Riewold has a BA degree from Florida State University and a MBA from Temple University.

Jay L. Rosen, M.D., was elected as a Director of the Company in 2000. Dr. Rosen has over 15 years experience as a healthcare entrepreneur. Since 1992, he has served as Chief Executive Officer and Executive Director of Tampa Bay Surgery Center, Inc., an outpatient surgical facility that specializes in minimally invasive spinal surgery and pain management procedures in Tampa, Florida. Dr. Rosen is active in managing Seven Springs Surgery Center in New Port Richey, Florida. Dr. Rosen received a BS degree from Fordham University and Medical Degree from Cetec University. He performed graduate medical research at Hahnemann University in Philadelphia and the Medical Center at SUNY at Stony Brook. Dr. Rosen is a Diplomat of the American Board of Quality Assurance and Utilization Review Physicians. He currently serves on the Board of Directors for Tampa Bay Surgery Center, Inc., Tampa Bay Surgery Associates, Inc., Rehab One, Inc., Open MRI & Diagnostic Center, Inc., Immuvac, Inc., and Intellicare, Inc.

Arthur J. Hudson was elected as a Director of the Company in November 2002. Mr. Hudson has been employed by Fidelitone, Inc., a full service inventory management, distribution and logistics company, since 1974, and currently serves as Fidelitone’s Senior Vice President of Corporate Development. Mr. Hudson is a member of the board of directors of Fidelitone. He received a BS degree in economics from Colorado State University.

Robert Fusco was elected as a Director of the Company in November 2002. Mr. Fusco has over twenty years experience in the healthcare industry and was involved in the building of Olsten Corporation into one of the largest home health and specialty pharmaceutical distribution services companies in North America. Since March 2000 when Olsten Corporation was sold to Addecco Corporation, Mr. Fusco has been an independent consultant. Mr. Fusco received a BS degree from Manhattan College.

Thomas J. Crane was elected as a Director of the Company in November 2004. Since January 1991, Mr. Crane has owned and operated a specialized law practice located in Naples, Florida. Beginning in 2000, Mr. Crane formed, and currently acts as the Managing Director, of Cloverleaf Capital International, LLC, an investment banking firm focused on media, technology, and health care. Mr. Crane sits on the Boards of Compass Knowledge Holdings, Inc. based in Ocoee, Florida, XTEL, Inc., a telecommunications network based in Miami, Florida, and Broadcast Entertainment Corporation, a radio station operator in Texas, New Mexico, and California. Mr. Crane holds a JD from the University of Miami School of Law, Miami, Florida, a BA from Florida State University, Tallahassee, Florida and a Certificate of Languages from the University of Paris (Sorbonne), Paris, France. Mr. Crane is licensed to practice law in the States of Florida and Texas.

Aldo F. Berti, M.D was elected as a Director of the Company in November 2004. Since 1980, Dr. Berti has owned and provided physician and neurosurgical services to Aldo F. Berti, M.D. P.A. located in Miami, Florida. Dr. Berti is the Associate Director for Latin America at the Gamma Knife Institute at Jackson Memorial Medical Center at the University of Miami School of Medicine. Dr. Berti is a Fellow at the American College of Surgeons and the American Academy of Pediatrics. Dr. Berti is affiliated with the following hospitals: Cedars Medical Center, Miami, Florida; Jackson Memorial Medical Center -Gamma Knife Institute, Miami, Florida; North Shore Medical Center, Miami, Florida; Palm Springs Hospital, Miami, Florida; and South Miami Hospital, Miami, Florida.

During the year ended December 31, 2006, the Board of Directors met 3 times. A quorum of directors participated in all board meetings.

Annual Meeting Attendance

The Company encourages all Directors to attend the Annual Meeting of Stockholders either in person or by telephone. Last year, each Director attended the Annual Meeting, either in person or by telephone.

Committees of the Board of Directors

The Company has established a standing Audit Committee and a Compensation Committee. The Company has not established a Nominating Committee.

Audit Committee

The Audit Committee retains and oversees the Company’s independent accountants, reviews the scope and results of the annual audit of the Company’s consolidated financial statements, reviews nonaudit services provided to the Company by its independent accountants and monitors transactions among the Company and its affiliates, if any. The Audit Committee currently consists of Mr. Fusco, the chairman of the Audit Committee, Mr. Hudson and Mr. Crane, who are all independent under American Stock Exchange and SEC rules. The Board of Directors has determined that Mr. Fusco, chairman of the Audit Committee, is qualified as an Audit Committee Financial Expert. During the year ended December 31, 2006, the Audit Committee held 3 meetings at which all of the members of the Committee were present. The Company’s Board of Directors has adopted a written charter for the Audit Committee.

Compensation Committee

The Compensation Committee is responsible for supervising the Company’s compensation policies, administering the employee incentive plans, reviewing officers’ salaries and bonuses, approving significant changes in employee benefits and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee currently consists of Mr. Crane, the chairman of the Compensation Committee, Dr. Berti and Mr. Hudson, who are all independent. During the year ended December 31, 2006, the Compensation Committee held 1 meeting, at which all of the members of the Committee were present.

American Stock Exchange Corporate Governance Rule Changes

The Company is required to comply with the corporate governance requirements of the American Stock Exchange. The American Stock Exchange rules require that the Company’s Board of Directors be comprised of a majority of independent directors, and that all members of the audit and compensation committees be independent. Presently, Mr. Rosen, Mr. Hudson, Mr. Fusco, Mr. Crane, and Mr. Berti, who constitute a majority of the members of the board, are each independent under the rules of the American Stock Exchange.

Report of the Audit Committee of the Board of Directors

October 2, 2007

To the Board of Directors of PainCare Holdings, Inc.:

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on the Company’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

•	the Company’s financial statements are presented in accordance with generally accepted accounting principles,

•	the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, or

•	the Company’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in the Company’s 2006 Annual Report on Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements with management,

•	discussed with our independent auditors the materials required to be discussed by SAS 61,

•	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and

•	based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K.

By the Audit Committee of the Board of Directors of PainCare Holdings, Inc.

Robert Fusco

Arthur Hudson

Thomas Crane

Selection of Board Nominees

The independent members of the Company’s Board of Directors select nominees for election as directors. The Board believes this process has worked well thus far particularly since it has been the Board’s practice to require unanimity of the independent Board members with respect to the selection of director nominees.

While no single factor is determinative, in order to have a Board with skills and attributes needed to function effectively, the following factors are considered by the Board in the process of selecting nominees for election as directors by the Board or by the stockholders:

•	if not a Company employee, the ability to be an independent director;

•	educational background, work experience and business knowledge generally;

•	willingness and ability to dedicate the time and resources necessary for the diligent performance of the duties of a director of the Company;

•	professional experience that is relevant to the Company’s business;

•	character and ethics;

•	reputation in the business community;

•	previous service on boards, including public companies;

•	actual or potential conflicts of interest;

•	whether the person has any history of criminal convictions or violations of governmental rules and regulations; and

•	other criteria that are relevant to determining whether the person will function effectively as a director.

In determining whether to elect a director or to nominate any person for election by the stockholders, the Board assesses the appropriate size of the Board of Directors, consistent with its Bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy. Candidates may come to the attention of the Board through a variety of sources, including from current members of the Board, stockholders, or other persons. The Board of Directors has not yet had the occasion to, but will, consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of the Company on the same basis as candidates proposed by any other person. Stockholders can make proposals as provided below under the caption “Deadlines for Future Proposals of Stockholders.”

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to executive officers are similar to those provided to other executive officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the Chief Executive Officer and approves recommendations regarding equity awards to all elected officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Chief Executive Officer.

The Chief Executive Officer and the Compensation Committee review the performance of senior officers and executive officers of subsidiaries. The conclusions reached and the recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee; however, it is the decision of the Chief Executive Officer to make final determination on all agreements with senior officers and executive officers of subsidiaries.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In 2007, the Compensation Committee engaged Hay Group, Inc., an independent global human resources consulting firm, to conduct a review of the CEO’s base salary, total cash compensation and total direct compensation relative to a peer group of 13 companies approved by the Compensation Committee. The Compensation Committee will use this information to make compensation decisions concerning the CEO’s pay in 2007.

The Company’s executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company’s performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for named executive officers were:

•	base salary;

•	equity-based incentive compensation;

•	bonuses; and

•	perquisites and other personal benefits.

Base Salary. The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. During its review of base salaries for executives, the Compensation Committee primarily considers:

•	market data provided;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Equity Based Awards Compensation. All awards of stock options are made at or above the market price at the time of the award. Annual awards of stock options to executives are made at the Compensation Committee’s regularly scheduled meeting.

Ownership Guidelines. To directly align the interests of executive officers with the interests of the stockholders, the Compensation Committee requires that each named executive officer maintain a minimum ownership interest in the Company. The amount required to be retained varies depending upon the executive’s position. The guideline is a multiple of the executive’s base salary. Further, the Compensation Committee requires that under certain conditions the Company’s senior management hold for at least one year stock received upon the exercise of stock options.

Stock Option Program. The Stock Option Program assists the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

Stock option award levels which are determined based on market data, vary among participants based on their positions within the Company. Options are awarded at the American Stock Exchange’s closing price of the Company’s Common Stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date.

The majority of the options granted by the Compensation Committee vest at a rate of 33% per year over the first three years of the five-year option term. Vesting and exercise rights cease upon termination of employment, except in the case of death (subject to a ninety day limitation), disability or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Because all options have been granted at fair market value, any value which is ultimately realized by recipients through stock options is based entirely on the Company’s performance, as perceived by investors in the Company’s Common Stock who establish the price for Common Stock on the open market.

Bonuses.

Fixed Bonus. The Company pays to the CEO, Chief Financial Officer (CFO), and President a fixed bonus of $200,000 per year payable in four equal quarterly installments.

Discretionary Bonus. Every six months beginning on June 30, 2006 and continuing each December 31 and June 30 during their respective employment terms, the Compensation Committee shall conduct a review of the CEO, CFO, and President’s performance of their respective duties. Based on the outcome of the review, the Compensation Committee may award an additional bonus to the officer. The bonus shall not exceed 150% of the officers’ base salary during any calendar year.

Perquisites and Other Personal Benefits. The Company provides the Chief Executive Officer, Chief Financial Officer, and the President with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The CEO, CFO, and President are provided a monthly automobile allowance (including insurance, gas and maintenance), participation in the plans and programs described above, a country club membership at a country club of the employees’ choice, and a term life insurance policy in an amount of not less than $1,000,000. Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in column (f) of the “Summary Compensation Table.”

Tax and Accounting Implications.

Deductibility of Executive Compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program in accordance with the requirements of FASB Statement 123(R).

Potential Payment upon Termination or Change of Control.

Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Post-Employment Payments.”

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the calendar year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Randy Lubinsky Chief Executive Officer	2006	$320,000	$200,000	(8)	$364,544	$43,626	(3)	$928,170
Mark Szporka Chief Financial Officer	2006	295,000	200,000	(8)	364,544	45,446	(4)	$904,990
Ron Riewold President	2006	295,000	200,000	(8)	628,423	35,857	(5)	$1,159,280
Kathleen White Executive Vice President, Operations	2006	148,000	10,000	(9)	39,637	16,872	(6)	$214,509
Craig Coppedge Controller	2006	115,000	20,000	(10)	17,596	15,085	(7)	$167,681

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS123(R) of awards pursuant to the 2001 Stock Option Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2004, 2005, and 2006 are included in footnote disclosure 1 to the Company’s audited financial statements for the fiscal year ended December 31, 2006. Assumptions used in the calculation of this amount for fiscal year ended December 31, 2003, are included under the heading “Stock-Based Compensation Plans” in the Accounting and Policies and Notes to Consolidated Financial Statements included in the Form 10-KA for fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission on December 20, 2006.
(2)	On May 20, 2006 the Company entered in an amendment to the CEO, CFO, and President’s employment agreements. The employment agreements called for the officers to waive all accrued bonuses earned up to December 31, 2005. As remuneration for the agreement all the options outstanding to these officers were immediately vested. In accordance with FAS 123(R) for awards that are modified the Company recorded additional compensation expense of $912,560 for the immediate vesting of these options.

(3)	Mr. Lubinsky received the following items included in column heading (f)
•	Automobile lease payments
•	Automobile maintenance payments
•	Health insurance premium payments
•	Dental insurance premium payments
•	Life insurance premium payments
(4)	Mr. Szporka received the following items included in column heading (f)
•	Automobile allowance payments
•	Country Club dues payments
•	Health insurance premium payments
•	Dental insurance premium payments
•	Life insurance premium payments
(5)	Mr. Riewold received the following items included in column heading (f)
•	Automobile allowance payments
•	Health insurance premium payments
•	Dental insurance premium payments
•	Life insurance premium payments
(6)	Ms. White received the following items included in column heading (f)
•	Automobile allowance payments
•	Health insurance premium payments
•	Dental insurance premium payments
(7)	Mr. Coppedge received the following items included in column heading (f)
•	Health insurance premium payments
•	Dental insurance premium payments
(8)	The CEO, CFO, and President each received their contractually agreed upon fixed bonus during 2006. There was no discretionary bonus paid or accrued during the year.
(9)	Ms. White received a discretionary bonus during the year.
(10)	Mr. Coppedge received a discretionary bonus during the year.

The executives received the following percentages of each component of compensation to their total compensation:

	Base Salary	Bonuses	Equity Awards	Perquisites
Randy Lubinsky	34%	22%	39%	5%
Mark Szporka	33%	22%	40%	5%
Ron Riewold	26%	17%	54%	3%
Kathleen White	69%	5%	18%	8%
Craig Coppedge	69%	12%	10%	9%

Approximately 39% of Mr. Lubinsky’s total compensation was in equity awards. This includes the modification of Mr. Lubinsky’s outstanding option awards that occurred on May 20, 2006. The modification fully vested all of the outstanding options on that date. This caused an additional amount of compensation recorded under FAS 123(R) of $276,189. The percentages above reflect the Compensation Committee’s intention to align Mr. Lubinsky’s total compensation with that of stockholders. Additionally, there was no discretionary bonus paid during 2006. Mr. Lubinsky is an executive officer of the corporation.

Approximately 40% of Mr. Szporka’s total compensation was in equity awards. This includes the modification of Mr. Szporka’s outstanding option awards that occurred on May 20, 2006. The modification fully vested all of the outstanding options on that date. This caused an additional amount of compensation recorded under FAS 123(R) of $276,189. The percentages above reflect the Compensation Committee’s intention to align Mr. Szporka’s total compensation with that of stockholders. Additionally, there was no discretionary bonus paid during 2006. Mr. Szporka is an executive officer of the corporation.

Approximately 54% of Mr. Riewold’s total compensation was in equity awards. This includes the modification of Mr. Riewold’s outstanding option awards that occurred on May 20, 2006. The modification fully vested all of the outstanding options on that date. This caused an additional amount of compensation recorded under FAS 123(R) of $360,182. The percentages above reflect the Compensation Committee’s intention to align Mr. Riewold’s total compensation with that of stockholders. Additionally, there was no discretionary bonus paid during 2006. Mr. Riewold is an executive officer of the corporation.

Approximately 69% of Ms. White’s total compensation was in salary. Ms. White is not an executive officer of the corporation. However, she is responsible for the Company’s operations. She has significant policy influence in the Company’s operations and is, therefore, included as a named executive officer for purposes of this disclosure.

Approximately 69% of Mr. Coppedge’s total compensation was in salary. Mr. Coppedge is not an executive officer of the corporation. However, he is responsible for the Company’s accounting function. He has significant policy influence in the Company’s accounting policies and procedures and is, therefore, included as a named executive officer for purposes of this disclosure.

Grants of Plan-Based Awards Table

Name	Grant date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock Option Awards ($)(2)
Kathleen White, Executive Vice President, Operations	5/19/2006	25,000	$1.46	$1.46	$15,579
Craig Coppedge, Controller	3/21/2006	25,000	$1.41	$1.41	$14,374

(1)	The options to Ms. White and Mr. Coppedge were issued at the market price on the grant date. The Company uses the Black Scholes valuation method to estimate the fair value of option grants.
(2)	Option awards vested on the grant date.

Outstanding Equity Awards at December 31, 2006

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Randy Lubinsky Chief Executive Officer	1,000,000 150,000	— —	— —	$1.00 2.25	8/1/2007 6/4/2008
	250,000	—	—	1.93	8/1/2013
	50,000	—	—	1.93	8/1/2008
	50,000	—	—	1.93	8/1/2009
	50,000	—	—	1.93	8/1/2010
	250,000	—	—	1.93	2/1/2011
	250,000	—	—	1.93	8/1/2012
	100,000	—	—	3.08	8/1/2009
	175,000	—	—	4.00	8/1/2010

Mark Szporka Chief Financial Officer	1,000,000 150,000	— —	— —	1.00 2.25	8/1/2007 6/4/2008
	250,000	—	—	1.93	8/1/2013
	50,000	—	—	1.93	8/1/2008
	50,000	—	—	1.93	8/1/2009
	50,000	—	—	1.93	8/1/2010
	250,000	—	—	1.93	8/1/2011
	250,000	—	—	1.93	8/1/2012
	100,000	—	—	3.08	8/1/2009
	175,000	—	—	4.00	8/1/2010

Ron Riewold President	775,000 475,000	— —	— —	1.00 3.02	2/7/2008 2/7/2013
	775,000	—	—	1.90	10/16/2013
	175,000	—	—	4.00	8/1/2010

Kathleen White Executive Vice President, Operations	25,000 27,500	— —	— —	4.81 4.01	4/1/2010 7/6/2010
	15,000	—	—	3.25	4/1/2011
	27,500	—	—	4.01	7/6/2011
	25,000	—	—	1.46	5/19/2011

Craig Coppedge Controller	10,000 60,000	— —	— —	2.64 2.97	3/17/2009 1/6/2010
	60,000	—	—	2.97	1/6/2011
	25,000	—	—	1.41	3/21/2011

Option Exercises and Stock Vested

None of the Company’s named executive officers exercised any stock options during the fiscal year ended December 31, 2006.

Potential Post-Employment Payments

The following table shows the potential payments upon termination or a change of control of the Company for Randy Lubinsky, the Company’s CEO. Per Mr. Lubinsky’s employment agreement in a termination “Not for Cause”, for a period of one year and in the case of a termination “For Cause” for a period of two years, he is subject to a sixty mile non-competition and a non-interference agreement. Mr. Lubinsky also has the right to voluntarily terminate employment under a change of control and will receive 2.9 times his annual salary as a severance payment.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/06	Involuntary Not for Cause Termination on 12/31/06	For Cause Termination on 12/31/2006	Change in Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Salary (1)	—	1,280,000	—	—	640,000	640,000
Stock Options (2)	—	—	—	—	—	—
Bonuses (3)	—	800,000	—	—	400,000	400,000
Health and life insurance (4)	—	66,036	—	66,036	66,036	—
Cash severance (5)	—	—	—	928,000	—	—
Accrued Vacation (6)	159,994	159,994	159,994	159,994	159,994	159,994

(1)	Reflects the lump sum payment due.
(2)	Since all options were fully vested on May 20, 2006 there is no additional compensation expense associated with option grants.
(3)	Reflects the Fixed Bonus only. No payments would be made under the Discretionary Bonus plan.
(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Lubinsky under the employment agreement.
(5)	The cash severance amount is computed as 2.9 times the annual base salary.
(6)	Reflects the lump sum payment due.

The following table shows the potential payments upon termination or a change of control of the Company for Mark Szporka, the Company’s CFO. Per Mr. Szporka’s employment agreement in a termination “Not for Cause”, for a period of one year and in the case of a termination “For Cause” for a period of two years, he is subject to a sixty mile non-competition and a non-interference agreement. Mr. Szporka also has the right to voluntarily terminate employment under a change of control and will receive 2.9 times his annual salary as a severance payment.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/06	Involuntary Not for Cause Termination on 12/31/06	For Cause Termination 12/31/2006	Change in Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Salary (1)	—	1,180,000	—		590,000	590,000
Stock Options (2)	—	—	—	—	—	—
Bonuses (3)	—	800,000	—	—	400,000	400,000
Health and life insurance (4)	—	82,510	—	82,510	82,510	—
Cash severance (5)	—	—	—	855,500	—	—
Accrued Vacation (6)	147,503	147,503	147,503	147,503	147,503	147,503

(1)	Reflects the lump sum payment due.
(2)	Since all options were fully vested on May 20, 2006 there is no additional compensation expense associated with option grants.
(3)	Reflects the Fixed Bonus only. No payments would be made under the Discretionary Bonus plan.
(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Szporka under the employment agreement.
(5)	The cash severance amount is computed as 2.9 times the annual base salary.
(6)	Reflects the lump sum payment due.

The following table shows the potential payments upon termination or a change of control of the Company for Ron Riewold, the Company’s President. Per Mr. Riewold’s employment agreement in a termination “Not for Cause”, for a period of one year and in the case of a termination “For Cause” for a period of two years, he is subject to a sixty mile non-competition and a non-interference agreement. Mr. Riewold also has the right to voluntarily terminate employment under a change of control and will receive 2.9 times his annual salary as a severance payment.

Executive Benefits and Payments Upon Separation	Voluntary on 12/31/06	Involuntary Not for Cause Termination on 12/31/06	For Cause Termination on 12/31/2006	Change in Control on 12/31/06	Disability on 12/31/06	Death on 12/31/06
Salary (1)	—	1,180,000	—	—	590,000	590,000
Stock Options (2)	—	—	—	—	—	—
Bonuses (3)	—	800,000	—	—	400,000	400,000
Health and life insurance (4)	—	82,510	—	82,510	82,510	—
Cash severance (5)	—	—	—	855,500	—	—
Accrued Vacation (6)	147,503	147,503	147,503	147,503	147,503	147,503

(1)	Reflects the lump sum payment due.
(2)	Since all options were fully vested on May 20, 2006 there is no additional compensation expense associated with option grants.
(3)	Reflects the Fixed Bonus only. No payments would be made under the Discretionary Bonus plan.
(4)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of Mr. Riewold under the employment agreement.
(5)	The cash severance amount is computed as 2.9 times the annual base salary.
(6)	Reflects the lump sum payment due.

Neither Mr. Coppedge nor Ms. White are currently the subject of provisions allowing for post-employment payments.

Cash Compensation Paid to Board Members

For calendar year ended December 31, 2006, members of the Board who are not employees of the Company are entitled to receive an annual cash retainer of $5,000. Each Director who serves on the Audit Committee and Compensation Committee receive $5,000 and $2,500, respectively. Directors who are employees of the Company receive no compensation for their service as directors.

Stock Option Program

Each non-employee Director received a stock option grant of 30,000 shares issued at the money on June 20, 2006. Until an option is exercised, shares subject to options cannot be voted. Options issued were immediately vested.

Director Summary Compensation Table

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Name (1)(2)	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Jay Rosen, M.D.	5,000	18,011	—	23,011
Arthur J. Hudson	20,000	18,011	—	38,011
Robert Fusco	12,953	18,011	—	30,964
Thomas J. Crane	20,000	18,011	—	38,011
Aldo F. Berti	10,821	18,011	—	28,832

(1)	Merrill Reuter is not included as he is an employee of one of the PainCare subsidiaries and thus receives no compensation for his services as a director.
(2)	Ron Riewold, Randy Lubinsky, and Mark Szporka are excluded as they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by them is included in the Summary Compensation Table on page 81 of this report.
(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R). As of December 31, 2006, each Director had the following number of options outstanding: Jay Rosen: 55,000; Arthur Hudson: 400,000; Robert Fusco: 150,000; Thomas Crane: 55,000; Aldo F. Berti: 55,000.

Employment Agreements

Randy Lubinsky, CEO. Mr. Lubinsky serves as Chief Executive Officer of the Company for a term expiring on December 31, 2010. The principal terms of Mr. Lubinsky’s employment agreement, as amended, are as follows: (i) an annual salary of $320,000, which may be increased from time to time at the discretion of the board of directors; (ii) stock options to purchase 175,000 (exercisable at $4.00 per share) shares of the Company’s common stock; (iii) health and dental insurance coverage; (iv) term life insurance; (v) an annual bonus of $200,000, plus a discretionary bonus up to 150% of salary and (vi) such other benefits as the Company may provide for its officers in the future.

Mark Szporka, CFO. Mr. Szporka serves as Chief Financial Officer for the Company for a term expiring on December 31, 2010. The principal terms of Mr. Szporka’s current employment agreement, as amended, are as follows: (i) an annual salary of $295,000, which may be increased from time to time at the discretion of the board of directors; (ii) stock options to purchase 175,000 (exercisable at $4.00 per share) shares of the Company’s common stock; (iii) health and dental insurance coverage; (iv) term life insurance; (v) an annual bonus of $200,000, plus a discretionary bonus up to 150% of salary and (vi) such other benefits as the Company may provide for its officers in the future.

Ronald Riewold, President. Mr. Riewold serves as President for the Company for a term expiring on December 31, 2010. The principal terms of Mr. Riewold’s current employment agreement, as amended, are as follows: (i) an annual salary of $295,000, which may be increased from time to time at the discretion of the board of directors; (ii) stock options to purchase 175,000 (exercisable at $4.00 per share) shares of the Company’s common stock; (iii) health and dental insurance coverage; (iv) term life insurance; (v) an annual bonus of $200,000, plus a discretionary bonus up to 150% of salary and (vi) such other benefits as the Company may provide for its officers in the future.

Merrill Reuter, M.D. Advanced Orthopaedics of South Florida II, Inc. (“AOSF”), a wholly-owned subsidiary of the Company, entered into an employment agreement with Merrill Reuter, M.D. to serve as its President and Medical Director for an initial term expiring on December 31, 2009. This employment agreement was amended during 2004, which extended the term through December 31, 2011. The principal terms of Dr. Reuter’s amended employment agreement are as follows: (i) an annual salary of $300,000 during fiscal year 2004, $500,000 during fiscal year 2005 and $750,000 per year for each year thereafter; (ii) stock options to purchase shares of the Company’s common stock as approved by the stock option committee of the Company; and (iii) health and disability insurance coverage. In the event that AOSF terminates the agreement “Without Cause” or Dr. Reuter terminates the agreement “For Cause,” Dr. Reuter will receive a lump sum severance payment of $1,000,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownerships and reports of changes in ownership, and to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on review of the copies of such reports and written statements from officers and directors furnished to the Company, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of our common stock were complied with during the year.

Performance Graph

The following graph shows the change in our cumulative total stockholders’ return from July 17, 2002, the effective date of our merger with HelpMate Robotics, Inc., through the end of our fiscal year ending December 31, 2006, based upon the market price of our common stock, compared with the cumulative total return on the American Stock Exchange and AMEX Health Products and Services Index. The graph assumes a total initial investment of $100 as of July 17, 2002, and shows a “Total Return” that assumes reinvestment of dividends, if any, and is based on market capitalization at the beginning of each period for each period. The performance on the following graph is not necessarily indicative of future stock price performance.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Brimmer, Burek & Keelan LLP (“Brimmer”) to serve as the Company’s independent accountants for the year ending December 31, 2007. Brimmer was engaged on May 4, 2007, by the Company to be the Company’s independent accountant for the year ended December 31, 2007, and continues to serve as the Company’s principal accountant. A representative of Brimmer is expected to be present at the 2007 Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from stockholders.

Change in Principal Accountant in May 2007

On May 7, 2007, the Company terminated its engagement of BKHM, P.A. (“BKHM”) as the independent registered public accounting firm responsible for auditing the Company’s financial statements. The termination was approved by the Company’s Audit Committee.

BKHM’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that BKHM’s Audit Report dated March 28, 2007, contains an explanatory note regarding uncertainty involving certain debt obligations of the Company which are currently in default, and concludes that the potential significance of an adverse conclusion to said issues raises substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the termination of BKHM, the Company did not have any disagreements with BKHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKHM, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Similarly, other than as is set forth below, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the time that BKHM was engaged as the Company’s principal accountant and none of BKHM’s audit reports on the Company’s consolidated financial statements contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In a Report on Internal Control Over Financial Reporting dated March 28, 2007 (the “2007 Report”), and a Report on Internal Control Over Financial Reporting dated May 12, 2006 (the “2006 Report”), BKHM advised the Company of certain internal control deficiencies that it considered to be, in the aggregate, material weaknesses, including:

Material Weaknesses listed in the 2007 Report

*    There is a lack of adequate segregation of duties in field locations in the purchasing and disbursement functions and, in certain field locations, for cash receipts. In addition, Company management noted a lack of compliance with established procedures regarding approval of invoices. In most locations, the Company attempted to segregate responsibilities; however, because of a lack of financial staff or the existence of related parties, there are inherent limitations in achieving proper segregation of duties.

*    The Company did not have appropriate controls to timely identify all transactions with related parties.

*    There are deficiencies in the operation of the Company’s policies and procedures associated with a lack of access controls and adequate backup and security of certain critical computerized financial systems. These systems include billing, payroll, accounts payable, general ledger and electronic spreadsheets used in the compilation and presentation of the Company’s financial information. Although there are manual controls designed to identify material errors, these systems identified affect a significant number of account balances and disclosures.

*    There are deficiencies in the Company’s controls around authorization, reconciliation and safeguarding of assets. The deficiencies specifically related to a lack of a physical inventory, errors in the reconciliation of the subsidiary ledger to the general ledger and approval of fixed asset purchases.

*    There are deficiencies in the Company’s control structure surrounding bad debts, contractual allowances and accounts receivable reserve estimates. The Company did not have appropriate controls designed and implemented to ensure validity, completeness and accuracy of contractual adjustments. In addition, the Company did not have a formalized and structured process to ensure reserves were properly estimated.

*    There are deficiencies in the Company’s internal control structure surrounding payroll. These deficiencies relate to lack of full compliance with established procedures regarding subsidiary to general ledger reconciliation, controls over changes to employee withholding, payroll cut-off and approval of timecards.

*    There is a material weakness in the process related to the proper accounting for complex and non-routine transactions. These control weaknesses were the result of the following: (i) SFAS 123(R)—Management identified inappropriate accounting treatment for the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”), which resulted in a misclassification of stock-based compensation during the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. These inappropriate classifications will lead to the restatement of those financial statements; and (ii) Goodwill—As the result of the year-end audit, an error was discovered in the calculation of goodwill impairment, which resulted in a $5.1 million adjustment to the financial statements. The error was a result of not applying the present value to the terminal value in the calculation of fair value, which was utilized in the calculation of goodwill impairment.

*    There is a deficiency in the accuracy of the month-end close process. This deficiency is specifically related to second party review of journal entries, appropriate cut-off of accounts payable and consolidation of field location financial statements.

*    The Company’s management did not have adequate technical expertise with respect to income tax accounting and tax compliance to effectively oversee these areas. This lack of adequate technical expertise resulted in a $1.1 million audit adjustment to remove an undefined, unattributable tax liability.

*    There is a material weakness in the entity level controls relating to the control environment, for the following reasons: (i) the Company did not have formal training, employee acknowledgement and periodic reconfirmation of the Code of Conduct; (ii) the Company’s Whistle Blower program was lacking in relation to the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters; (iii) the Company’s Whistle Blower program was also lacking regarding confidential, anonymous submission of employees of the issuer of concerns regarding questionable accounting or auditing matters.

*    The Company’s management did not have a control structure in place to properly monitor and analyze the subsidiaries’ 401(k) plans for compliance with applicable laws and regulations.

Material Weaknesses Listed in the 2006 Report

*    The Company was not able to prepare its financial statements without material misstatements because of an inadequate control over the process for the identification and implementation of the proper accounting for complex and non-routine transactions. Transactions that were misstated included the following: (i) the accounting used for term notes and certain freestanding and embedded derivates related to financing transactions; (ii) the application of purchase accounting used in connection with physician practice and surgery center acquisitions, including the values recorded for tangible and intangible assets, goodwill, recording deferred taxes, and measuring the value of shares issued; and (iii) accounting for the Company’s existing stock option plans, including the use of variable accounting for employee option grants and the use of fair value accounting for non-employee option grants.

*    There is a lack of adequate segregation of duties in field locations in the purchasing and disbursement function, and in certain field locations for cash receipts and payroll. In addition, management noted a lack of compliance with established procedures regarding approval of invoices.

*    The Company did not have appropriate controls to timely identify, analyze, record, and properly disclose all transactions with related parties.

*    There are deficiencies in controls over the operation of critical financial systems, including billing, payroll, accounts payable, general ledger, and electronic spreadsheets used in the compilation and presentation of the Company’s financial information.

*    There is a deficiency in the timeliness and accuracy of the monthly close process, which is specifically related to accuracy and review of key account reconciliations, analysis of changes in debt/capital leases, appropriate support and second party review of journal entries, and consolidation of field location financial statements.

*    There are deficiencies in controls with respect to income tax accounting and tax compliance, as the Company did not have adequate technical expertise to effectively oversee these areas. This resulted in errors in the Company’s accounting for income taxes, including inappropriate accounting for deferred taxes, errors in the calculation of the current income tax accruals, and in the preparation of fully compliant tax returns.

BKHM indicated in the 2007 Report and the 2006 Report that they considered these deficiencies to be material weaknesses as that term is defined under standards established by the Public Company Accounting Oversight Board (United States). A material weakness is a significant deficiency or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their work. The Company’s Audit Committee has discussed the foregoing material weaknesses with BKHM. In an effort to address the material weaknesses the Company has implemented a number of changes in the Company’s internal controls over financial reporting and has identified a number of additional changes that it intends to implement in 2007. The Company has authorized BKHM to respond fully to any inquiries of Brimmer concerning said matters.

Other than as is set forth below, neither the Company nor anyone on behalf of the Company consulted Brimmer during the two most recent fiscal years and any subsequent interim period prior to engaging Brimmer, regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

In late 2005 Brimmer was engaged by the Company to (i) review the Company’s stock option plans (the “Plans”) to determine if the Plans were variable stock option plans for periods prior to and ending with December 31, 2005; and (ii) to review certain agreements entered into by the Company in certain financing transaction and to determine if the warrants issued in connection with said financing transactions (the “Warrants”) were financial derivatives requiring the Company to account for the Warrants as liabilities in the Company’s financial statements. Brimmer concluded that the Plans were variable employee stock option plans for the periods in question, and that the Warrants were financial derivatives requiring the Company to account for the Warrants as liabilities in the Company’s financial statements. BKHM was consulted regarding the foregoing issues and concurred with the conclusions of Brimmer.

Change in Principal Accountant in November 2005

Effective as of November 16, 2005, the resignation of Tschopp, Whitcomb & Orr, P.A. as the Company’s principal accountant was accepted by the Company’s Audit Committee. During Tschopp, Whitcomb & Orr, P.A.’s retention as the Company’s principal accountant, there were no disagreements with Tschopp, Whitcomb & Orr, P.A. on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, is not resolved to Tschopp, Whitcomb & Orr, P.A.’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. Similarly, none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred during the time that Tschopp, Whitcomb & Orr, P.A. was engaged as the Company’s principal accountant. None of Tschopp, Whitcomb & Orr, P.A.’s audit reports on the Company’s consolidated financial statements contained any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2004 and 2003 and through November 16, 2005, the Company did not, nor did anyone acting on its behalf, consult with BKHM regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any reportable events described under Items 304(a)(2)(ii) of Regulation S-K.

Audit Fees

The aggregate fees billed by the Company’s principal accountant for professional services rendered for the audit of the Company’s annual financial statements on Form 10-K and the review of the financial statements on Form 10-Q for the fiscal years ended December 31, 2005 and December 31, 2006 were $92,400 and $566,108, respectively.

Audit Related Fees

The aggregate fees billed for audit related services by the Company’s principal accountant for the fiscal years ended December 31, 2005 and December 31, 2006 were approximately $159,346 and $182,831, respectively. Audit related services include due diligence in connection with acquisitions, consultation on accounting and internal control matters and audits in connection with proposed or consummated acquisitions.

Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning rendered by the Company’s principal accountant for the fiscal years ended December 31, 2005 and December 31, 2006 were $42,780 and $0, respectively. The services comprising these fees include tax consulting and submitting tax returns.

All Other Fees

The aggregate fees billed for all other professional services rendered by the Company’s principal accountant for the fiscal years ended December 31, 2005 and December 31, 2006 were $0.

Pre-Approval Policies

The Audit Committee approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees. The Audit Committee pre-approves all non-audit services to be performed by the auditor in accordance with the Audit Committee Charter. The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the most recent year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was 0%.

COST OF SOLICITATION

The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. The Company may also retain the services of a solicitation firm to aid in the solicitation of proxies. If it does so, the Company will pay the fees and expenses of such firm.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2008 Annual Meeting must be received by the Company no later than June 7, 2008 in order to have them included in the proxy statement and form of proxy relating to that meeting.

The Company’s by-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors that the stockholder wishes to bring before a meeting of the stockholders of the Company. In general, for business to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by the Assistant Controller of the Company not less than 90 days nor more than 120 days before the meeting, or if the Company gives less than 40 days notice of the meeting date, written notice of the stockholder proposal or nomination must be received within ten days after the meeting date is announced. With respect to stockholder proposals, the stockholder’s notice to the Assistant Controller must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as such other information set forth in the Company’s by-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the Assistant Controller of the Company must contain certain information set forth in the Company’s by-laws about both the nominee and the stockholder making the nominations.

If a stockholder desires to have a proposal included in the Company’s proxy materials for the Annual Meeting of Stockholders and desires to have such proposal brought before the same Annual Meeting, the stockholder must comply with the both sets of procedures described in the two immediately preceding paragraphs. Any required notices should be sent to PainCare Holdings, Inc. 1030 North Orange Avenue, Suite 105, Orlando, FL 32801, Attention Assistant Controller.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Company’s Board as a whole or with certain directors, including committee chairpersons or the Chairman of the Board, individually, may do so by writing the Assistant Controller at the Company’s headquarters at 1030 North Orange Avenue, Suite 105, Orlando, Florida 32801. Each stockholder communication should include an indication of the submitting stockholder’s status as a stockholder of the Company and eligibility to submit such communication. Each such communication will be received for handling by the Assistant Controller, who will maintain originals of each communication received and provide copies to (i) the Chairman and (ii) any other appropriate committee(s) or director(s) based on the expressed desire of the communicating stockholder and content of the subject communication. The Assistant Controller also will coordinate with the Chairman to facilitate a response, if it is believed that a response is appropriate or necessary, to each communication received. The Board, or a designated committee of the Board, will review all stockholder communications received on a periodic basis. The Board reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Assistant Controller of the Company, at 1030 North Orange Avenue, Suite 105, Orlando, FL 32801.

CONFLICTS OF INTEREST

Except as described above, with respect to certain employment agreements, stock option grants and director’s fees, we currently have no transactions nor are there any proposed with our officers, directors, 5% or greater shareholders, and affiliates. Conflicts of interest could arise in the negotiation of the terms of any transaction between us and our shareholders, officers, directors or affiliates. We have no plans or arrangements, including the hiring of an independent third party, for the resolution of disputes between us and such persons, if they arise. Our business and financial condition could be adversely affected should such individuals choose to place their own interests before ours. No assurance can be given that conflicts of interest will not cause us to lose potential opportunities, profits, or management attention. Our Board of Directors has adopted a policy regarding transactions between us and any of our officers, directors, or affiliates, including loan transactions, requiring that all such transactions be approved by a majority of the independent and disinterested members of our Board of Directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to us as could be obtained from unaffiliated independent third parties. All ongoing relationships with any of our officers, directors or affiliates are in compliance with our policy. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ RANDY LUBINSKY
Randy Lubinsky, Chief Executive Officer

October 3, 2007
Orlando, Florida

DEFINITIVE PROXY

PAINCARE HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 26, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAINCARE HOLDINGS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

The undersigned stockholder of PainCare Holdings, Inc. (the “Company”) hereby appoints Mark Szporka, the true and lawful attorney, agent and proxy of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held at the Grand Bohemian, 325 South Orange Avenue, Orlando, Florida 32801 on Friday, October 26, 2007 at 9:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PAINCARE HOLDINGS, INC.

October 26, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯  Please detach along perforated line and mail in the envelope provided.   ¯

20930300000000000000 7	102607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

					FOR	AGAINST	ABSTAIN
1. To elect nine Directors.				2. To ratify the appointment of Brimmer, Burek & Keelan, LLP as independent auditors for the Company for the year ending December 31, 2007.	☐	☐	☐
NOMINEES:

☐ FOR ALL NOMINEES	O	Randy Lubinsky		3. To transact such other business as may properly come before the meeting or any Adjournment thereof.	☐	☐	☐
	O	Mark Szporka
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Merrill Reuter, M.D.
	O	Ronald Riewold		This Proxy will be voted for the choices specified. If no choice is specified for Items 1 through 3, this Proxy will be voted for those items.
	O	Jay L. Rosen, M.D.
☐ FOR ALL EXCEPT (See instructions below)	O	Arthur J. Hudson
	O	Robert Fusco		The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated October 26, 2007.
	O	Thomas J. Crane
	O	Aldo F. Berti, M.D.
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PAINCARE HOLDINGS, INC.

October 26, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

20930300000000000000 7	102607

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

					FOR	AGAINST	ABSTAIN
1. To elect nine Directors.				2. To ratify the appointment of Brimmer, Burek & Keelan, LLP as independent auditors for the Company for the year ending December 31, 2007.	☐	☐	☐
NOMINEES:

☐ FOR ALL NOMINEES	O	Randy Lubinsky		3. To transact such other business as may properly come before the meeting or any Adjournment thereof.	☐	☐	☐
	O	Mark Szporka
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Merrill Reuter, M.D.
	O	Ronald Riewold		This Proxy will be voted for the choices specified. If no choice is specified for Items 1 through 3, this Proxy will be voted for those items.
	O	Jay L. Rosen, M.D.
☐ FOR ALL EXCEPT (See instructions below)	O	Arthur J. Hudson
	O	Robert Fusco		The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated October 26, 2007.
	O	Thomas J. Crane
	O	Aldo F. Berti, M.D.
PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.